SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

MANDALAY RESORT GROUP

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On November 15, 2004, Consulting Fiduciaries, Inc. made available the following information to participants in the Mandalay Resort Group Employees’ Profit Sharing and Investment Plan.

CONSULTING FIDUCIARIES, INC.
Professional Independent Fiduciary Service	Northbrook, IL

NOTICE TO PARTICIPANTS IN THE
MANDALAY RESORT GROUP
EMPLOYEES’ PROFIT SHARING AND INVESTMENT PLAN

MGM Mirage (“MGM”) has made a proposal to acquire the business of Mandalay Resort Group (“Mandalay”) through a merger of MGM Mirage Acquisition Co. #61, a wholly-owned subsidiary of MGM (“MMA”), with and into Mandalay. The Mandalay Resort Group Employees’ Profit Sharing and Investment Plan (“Plan”) holds shares of the common stock of Mandalay in two funds—the Employee Stock Ownership Plan Fund (the “ESOP Fund”) and the Mandalay Stock Fund. Applicable law requires shareholder approval of this type of merger and the Plan documents provide that participants shall have the right to vote the shares of Mandalay common stock held in their accounts in the ESOP Fund. If you have an account in the ESOP Fund, you are receiving a package of information on the proposed merger which includes a proxy that you should complete and return to the Trustee as indicated to record your vote. The shares of Mandalay common stock held in the Mandalay Stock Fund are to be voted by an independent fiduciary. Any shares of Mandalay common stock held in the ESOP Fund that are not voted by a participant proxy will also be voted by the independent fiduciary. This Notice is to inform you as to how the independent fiduciary intends to vote.

Consulting Fiduciaries, Inc. (“CFI”) has been appointed by Mandalay to serve as the Independent Fiduciary on behalf of the Plan with respect to the Mandalay common stock held in the Plan which includes the responsibility of reviewing the proposal and making a determination as to how the shares of Mandalay common stock held in the Mandalay Stock Fund and the ESOP Fund subject to the voting discretion of CFI should be voted with respect to the proposed merger.

On behalf of the Plan, Duff & Phelps, LLC (“Duff”), a nationally recognized independent valuation firm, was retained to review the proposed merger and to render an opinion as to whether the consideration to be received by the Plan is not less than the fair market value of the common stock held by the Plan and that the proposed merger is fair to the Plan from a financial point of view (“Fairness Opinion”). Duff has informed CFI it is prepared to render such a Fairness Opinion to CFI and the Plan.

After engaging in an appropriate due diligence review of the proposed merger, on behalf of the Plan, CFI has preliminarily concluded that the proposed merger is fair and in the best interests of the participants and beneficiaries of the Plan. In line with this opinion, and pursuant to the authority given CFI by its appointment as the Independent Fiduciary to the Plan, CFI expects to direct the Trustee to vote all shares of Mandalay common stock held in the Mandalay Stock Fund as well as any shares of Mandalay common stock held in the ESOP Fund for which participant proxies are not received, in favor of the proposed merger.

In the event you have any questions regarding this Notice, please contact a representative of CFI at (800) 714-8282 between the hours of 9:00 AM and 5:00 PM Central time.

November 10, 2004

In connection with the proposed transaction, Mandalay filed a proxy statement with the Securities and Exchange Commission which was first mailed to Mandalay stockholders on or about November 11, 2004. INVESTORS ARE URGED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Mandalay and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding such individuals is included in Mandalay’s proxy statements and Annual Reports on Form 10K previously filed with the Securities and Exchange Commission, and is included in the proxy statement relating to the merger. Investors may obtain a free copy of the proxy statement and other relevant documents when they become available as well as other material filed with the Securities and Exchange Commission concerning Mandalay and these individuals at the Securities and Exchange Commission’s website at www.sec.gov. These materials and other documents may also be obtained for free from Mandalay at: Mandalay Resort Group, 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, Attn: Investor Relations.